-----------------------------------------------------------------------------
-----------------------------------------------------------------------------



                                HONDA TITLING C L.P.

                           LIMITED PARTNERSHIP AGREEMENT

                                      Between

                                HONDA TITLING C LLC,
                                 as General Partner

                                        and

                        AMERICAN HONDA FINANCE CORPORATION,
                                 as Limited Partner

                            Dated as of February 1, 1999



-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE ONE

                                    DEFINITIONS

Section 1.01. Definitions. . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 1.02. Other Definitional Provisions. . . . . . . . . . . . . . . .    5

                                    ARTICLE TWO

                             NAME, PURPOSE AND PARTNERS

Section 2.01. Name.. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Section 2.02. Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Section 2.03. Registered Office. . . . . . . . . . . . . . . . . . . . . .    6
Section 2.04. Registered Agent.. . . . . . . . . . . . . . . . . . . . . .    7
Section 2.05. Certificate of Limited Partnership and Other Filings.. . . .    7
Section 2.06. Partners' Addresses. . . . . . . . . . . . . . . . . . . . .    7
Section 2.07. Authorization to Enter into Certain Agreements.. . . . . . .    7

                                   ARTICLE THREE

            CAPITAL ACCOUNTS; LIMITATION OF LIMITED PARTNERS' LIABILITY

Section 3.01. Initial Capital Contributions. . . . . . . . . . . . . . . .    7
Section 3.02. Additional Capital Contributions.. . . . . . . . . . . . . .    8
Section 3.03. Withdrawal of Capital. . . . . . . . . . . . . . . . . . . .    8
Section 3.04. Partnership Interests and Capital Accounts.. . . . . . . . .    8
Section 3.05. Limitation of Limited Partners' Liability. . . . . . . . . .    8

                                    ARTICLE FOUR

                          ADMISSION OF ADDITIONAL PARTNERS

Section 4.01. Authority of General Partner to Admit Additional Partners. .   10
Section 4.02. Partnership Interests on Admission of Additional Partners. .   10


                                                                           Page
                                                                           ----

                                    ARTICLE FIVE

                           MANAGEMENT OF THE PARTNERSHIP

Section 5.01. Authority of General Partner.. . . . . . . . . . . . . . . .   10
Section 5.02. Specific Powers of General Partner.. . . . . . . . . . . . .   11
Section 5.03. Powers Requiring Concurrence of Limited Partners.. . . . . .   11
Section 5.04. Duties of General Partner. . . . . . . . . . . . . . . . . .   11
Section 5.05. Compensation of General Partner and Expenses.. . . . . . . .   12
Section 5.06. Scope of Responsibility. . . . . . . . . . . . . . . . . . .   12
Section 5.07. Contracts With Affiliates. . . . . . . . . . . . . . . . . .   12
Section 5.08. Indemnification. . . . . . . . . . . . . . . . . . . . . . .   12
Section 5.09. Limited Partners' Rights.. . . . . . . . . . . . . . . . . .   13
Section 5.10. Partnership Property.. . . . . . . . . . . . . . . . . . . .   13
Section 5.11. Duties of the General Partner and Certain Other Persons. . .   13

                                    ARTICLE SIX

                             STATEMENTS AND FISCAL YEAR

Section 6.01. Statements.. . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 6.02. Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . .   13

                                   ARTICLE SEVEN

                      FINANCIAL ALLOCATIONS AND DISTRIBUTIONS

Section 7.01. Tax Elections. . . . . . . . . . . . . . . . . . . . . . . .   13
Section 7.02. Maintenance of Partners' Capital Accounts. . . . . . . . . .   14
Section 7.03. Net Income and Net Loss; Cash Flow.. . . . . . . . . . . . .   15
Section 7.04. Special Tax Allocations. . . . . . . . . . . . . . . . . . .   15
Section 7.05. Curative Allocations.. . . . . . . . . . . . . . . . . . . .   15
Section 7.06. Other Allocation Rules.. . . . . . . . . . . . . . . . . . .   15
Section 7.07. Allocation of Built-In Gains.. . . . . . . . . . . . . . . .   16
Section 7.08. Distribution of Cash Flow and Other Amounts. . . . . . . . .   16
Section 7.09. Restricted Distributions.. . . . . . . . . . . . . . . . . .   16

                                   ARTICLE EIGHT

                NO WITHDRAWAL OF PARTNER; DEATH, LEGAL INCAPACITY,
                    DISSOLUTION OR BANKRUPTCY OF LIMITED PARTNER

Section 8.01. No Withdrawal. . . . . . . . . . . . . . . . . . . . . . . .   17
Section 8.02. Death, Legal Incapacity, Dissolution and Bankruptcy. . . . .   17

                                                                           Page
                                                                           ----

                                    ARTICLE NINE

                        NO TRANSFER OF PARTNERSHIP INTERESTS

Section 9.01. No Transfer of Partnership Interests.. . . . . . . . . . . .   17
Section 9.02. Dealing with General Partner.. . . . . . . . . . . . . . . .   17
Section 9.03. Compliance With Federal and State Law. . . . . . . . . . . .   17

                                    ARTICLE TEN

                                TERM AND DISSOLUTION

Section 10.01. Term and Dissolution of Partnership.. . . . . . . . . . . .   18
Section 10.02. Distribution after Dissolution. . . . . . . . . . . . . . .   18
Section 10.03. Dissolution If No General Partner Remaining.. . . . . . . .   19
Section 10.04. Reserves. . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 10.05. Statement.. . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 10.06. Distribution Limited to Partnership Assets. . . . . . . . .   19
Section 10.07. Termination.. . . . . . . . . . . . . . . . . . . . . . . .   19

                                   ARTICLE ELEVEN

                                   MISCELLANEOUS

Section 11.01. Power of Attorney.. . . . . . . . . . . . . . . . . . . . .   19
Section 11.02. Governing Law and Arbitration.. . . . . . . . . . . . . . .   20
Section 11.03. Successors and Assigns. . . . . . . . . . . . . . . . . . .   21
Section 11.04. Counterparts; Integration.. . . . . . . . . . . . . . . . .   21
Section 11.05. No Partition. . . . . . . . . . . . . . . . . . . . . . . .   21
Section 11.06. Captions. . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 11.07. Severability. . . . . . . . . . . . . . . . . . . . . . . .   21
Section 11.08. Notices.. . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 11.09. Amendment; Waiver.. . . . . . . . . . . . . . . . . . . . .   21
Section 11.10. Further Assurances. . . . . . . . . . . . . . . . . . . . .   21

                                       EXHIBITS

Exhibit A -    Gross Asset Value of Initial Capital Contributions. . . . . .A-1
Exhibit B -    Initial Partnership Interests . . . . . . . . . . . . . . . .B-1
Exhibit C -    Certificate of Limited Partnership of Honda Titling C L.P.. .C-1
Exhibit D -    Form of General/Limited Partnership
               Certificate of Honda Titling C L.P. . . . . . . . . . . . . .D-1

       This Limited Partnership Agreement is entered into as of February 1, 1999, between Honda Titling C LLC, a Delaware limited liability company, as general partner (together with any additional or successor general partners admitted to the Partnership pursuant to this Agreement, the "General Partner"), and American Honda Finance Corporation, a California corporation, as limited partner (together with any additional or successor limited partners admitted to the Partnership pursuant to this Agreement, the "Limited Partner").

       In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE ONE

                                    DEFINITIONS

       Section 1.01. DEFINITIONS. For the purposes of this Agreement, the terms set forth below shall have the following meanings:

       "ACT" means the Delaware Revised Uniform Limited Partnership Act (6 Del.
C. Sections 17-101, ET SEQ.), as amended from time to time.

       "ADDITIONAL GENERAL PARTNER" means a Person admitted to the Partnership as an additional general partner pursuant to Article Four.

       "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as an additional limited partner pursuant to Article Four.

       "AFFILIATE" of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with any responsibility for administering, any employee benefit plan) or (ii) is an officer, director or partner of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, members or managing partners of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

       "AGREEMENT" means this Limited Partnership Agreement, as the same may be amended, modified or supplemented from time to time.

       "AHFC" means American Honda Finance Corporation, a California corporation, and its successors.

       "BANKRUPTCY" means the occurrence of any of the events specified in
Section 17-402(a)(4) or (5) of the Act as in effect on the date hereof.

       "BUILT-IN GAIN" means the difference between the initial Gross Asset Value of any property contributed to the Partnership and its adjusted basis for federal income tax purposes immediately prior to contribution.

       "CAPITAL ACCOUNT" shall have the meaning set forth in Section 3.04.

       "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money and/or the initial Gross Asset Value of any property other than money contributed by such Partner from time to time to the capital of the Partnership or incurred by such Partner as start-up expenses with respect to the Partnership.

       "CASH FLOW" means, for any fiscal period, gross cash revenues derived from the operation of the Partnership's business and from the sale, exchange or disposition of Partnership property, less any expenses and any Reserves established by the General Partner or a liquidating trustee during such period.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "DELAWARE SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

       "GENERAL PARTNER" shall have the meaning set forth in the preamble to this Agreement.

       "GROSS ASSET VALUE" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except that:

               (a) the initial Gross Asset Value of an asset contributed by a Partner to the Partnership shall be the fair market value thereof, as determined by the General Partner and set forth in Exhibit A hereto;

               (b) upon the occurrence of any of the following events, the Gross Asset Value of the Partnership assets shall be adjusted to equal their respective current gross fair market values, as determined by the General Partner, as of the date of such event: (i) the acquisition of additional interests in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution, (ii) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of cash or other Partnership Property as consideration for an interest in the Partnership and (iii) the liquidation of the Partnership within the meaning of the Regulations; provided, however, that any adjustments pursuant to clauses (i) and (ii) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (c) the Gross Asset Value of any Partnership asset distributed to a Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner; and

               (d) the Gross Asset Value of any Partnership asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, Section 7.01 of this Agreement and clause (d) of the definition of the terms "Net Income" and "Net Losses"; provided, however, that the Gross Asset Value of an asset shall not be adjusted pursuant to this subparagraph to the extent that the General Partner determines that an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that otherwise would result in an adjustment pursuant to this subparagraph.

       "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 5.08.

       "INDEPENDENT MEMBER" shall have the meaning ascribed to such term in that certain Limited Liability Company Agreement of Honda Titling C LLC, dated as of or about the date hereof, between AHFC and Honda Funding Inc.

       "IRS" means the Internal Revenue Service and its successors.

       "LIMITED PARTNER" shall have the meaning set forth in the Preamble to this Agreement.

       "NET INCOME" or "NET LOSSES" means, for a fiscal year or other fiscal period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for purposes of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a) any income of the Partnership that is exempt from federal income tax and is not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition shall be added to such taxable income or loss;

               (b) any expenditures of the Partnership that can be neither deducted nor capitalized (and any expenditures treated as such pursuant to the Regulations) and that are not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition shall be added to such taxable income or loss;

               (c) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of the term "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss upon the disposition of such asset for purposes of computing Net Income or Net Losses;

               (d) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property so disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (e) any depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss with respect to any asset the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of the related taxation period shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such period is zero, the depreciation, amortization and other cost recovery deduction with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method;

               (f) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations in determining Capital Accounts other than with respect to a complete liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Losses; and

               (g) notwithstanding the foregoing, any items that are specifically allocated pursuant to Section 7.05 or 7.06 shall not be taken into account in computing Net Income or Net Losses.

       "PARTNER" means a General Partner or a Limited Partner.

       "PARTNERSHIP" means Honda Titling C L.P., a Delaware limited partnership.

       "PARTNERSHIP CERTIFICATE" means the certificate of limited partnership of the Partnership.

       "PARTNERSHIP INTEREST" means, with respect to each Partner, the stated percentage interest of such Partner in each item of Partnership income, gain, loss, deduction or credit as set forth in Exhibit B, as the same may be modified from time to time to reflect any changes therein that occur pursuant to this Agreement.

       "PARTNERSHIP PROPERTY" means all real, personal and other property of the Partnership, whether tangible or intangible, and includes (i) cash and marketable securities; (ii) the beneficial interests of the Partnership in the Trust (including any interest in the UTI or any SUBI that the Partnership may own from time to time) and in the Securitization Trust and all monies due thereon and paid thereon or in respect thereof; (iii) the right to realize upon any property that may be deemed to secure any interest described in clause (ii); and (iv) all proceeds of the foregoing.

       "PERSON" means any legal person, including any individual, partnership, corporation, trust, bank, trust company, limited liability company, joint stock company, association, joint venture, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

       "PLEDGE" shall have the meaning set forth in Section 9.01.

       "REGULATIONS" means any regulations promulgated by the IRS under the Code, as the same may be amended from time to time, including any corresponding provisions of succeeding regulations.

       "REGULATORY ALLOCATION" shall have the meaning set forth in Section 7.04(a).

       "RESERVES" shall have the meaning set forth in Section 10.04.

       "SECURITIES" shall have the meaning set forth in Section 2.02(a).

       "SECURITIZATION" means (i) a financing transaction of any sort undertaken by a beneficiary (or a special purpose affiliate thereof) under the Trust that is secured, directly or indirectly, by assets of the Trust or a UTI, a SUBI or any interest therein, and any financing undertaken in connection with the issuance and assignment of a UTI or a SUBI and the related certificate evidencing such UTI or SUBI, as the case may be; (ii) any sale by a beneficiary (or a special purpose affiliate thereof) under the Trust of an interest in a UTI or a SUBI; or (iii) any other asset securitization, secured loan or similar transaction involving assets of the Trust or any beneficial interest therein or in the Trust.

       "SECURITIZATION TRUST" means Honda Vehicle Lease Trust 1999-A and its successors.

       "SUBI" shall have the meaning set forth in Section 2.02(b).

       "TRANSFER" shall have the meaning set forth in Section 9.01.

       "TRUST" means Honda Lease Trust, a Delaware business trust.

       "TRUST AGREEMENT" means the trust agreement dated as of July 17, 1997 by and among Honda Titling A L.P., Honda Titling B L.P., American Honda Finance Corporation, HVT, Inc., Delaware Trust Capital Management, Inc. and U.S. Bank National Association, as amended or supplemented from time to time.

       "TRUST INTERESTS" shall have the meaning set forth in Section 2.02(b).

       "UTI" shall have the meaning set forth in Section 2.02(b).

       Section 1.02.  OTHER DEFINITIONAL PROVISIONS.

     (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as "herein" and "hereof" shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as "Article One" or "Section 1.01" shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or" and (vii) the term "proceeds" shall have the meaning ascribed to such term in the Uniform Commercial Code, as adopted by and in effect in the State of Delaware.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                                    ARTICLE TWO

                             NAME, PURPOSE AND PARTNERS

       Section 2.01. NAME. The name of the limited partnership formed hereby is Honda Titling C L.P. (the "Partnership").

       Section 2.02. PURPOSE. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is limited to, the following activities only:

               (a) to act as settlor or grantor of the Securitization Trust formed pursuant to the Trust Agreement which Securitization Trust shall be formed for the purpose of acquiring interests in the Trust, which Securitization Trust may issue Securities (the "Securities") secured by or representing beneficial interests in the assets of the Trust.

               (b) to acquire, lease, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with and exercise rights of ownership with respect to, publicly or privately and whether with unrelated third parties or with affiliated entities, certificates representing beneficial interests in the Trust created with respect to the Trust ("Trust Interests") including undivided trust interests ("UTIs") and any special units of beneficial interests created with respect to the Trust ("SUBIs"), and Securities and related Partnership property; and

               (c) to loan or otherwise invest funds received as a result of the Partnership's interest in any Trust Interests or Securities and any other income, as determined by the General Partners from time to time;

               (d) to open, maintain and close bank, brokerage and other accounts and to pay the fees and charges applicable to transactions related thereto;

               (e) to bring and defend actions and proceedings at law or in equity or before any court or governmental, administrative or other regulatory agency, body or commission;

               (f)    to issue partnership interests as provided for herein;

               (g) to borrow money other than pursuant to clause (b) above, but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (a) and (b) above; and

               (h) to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships organized under the Act that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes, including, without limitation, any of the powers that may be exercised by the General Partner on behalf of the Partnership.

       Section 2.03. REGISTERED OFFICE. The registered office of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       Section 2.04. REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       Section 2.05.  CERTIFICATE OF LIMITED PARTNERSHIP AND OTHER FILINGS.
The General Partner has filed a certificate of limited partnership of the Partnership (the "Partnership Certificate") substantially in the form attached hereto as Exhibit C in the office of the Delaware Secretary of State and shall file or cause the Partnership Certificate to be filed in such other offices as may be required by law from time to time. From time to time as required by law, the General Partner shall execute and acknowledge, and shall cause to be filed and recorded, appropriate amendments to the Partnership Certificate and any other filings required of or appropriate with respect to the Partnership. In particular, but without limitation, in the event that the General Partner deems it necessary for the Partnership to exist in or qualify to do business under the laws of one or more jurisdictions in addition to the State of Delaware, the General Partner shall take such actions as may be necessary to register the Partnership or to qualify it to do business in each such jurisdiction; provided that in any such event the Partnership shall at all times continue to be a limited partnership formed under and governed by the provisions of the Act and this Agreement.

       Section 2.06. PARTNERS' ADDRESSES. The names and mailing addresses of the General Partner and the Limited Partner are (i) in the case of the General Partner, Honda Titling C LLC, 700 Van Ness Avenue, Torrance, California 90501,
Attention: General Partner, (ii) in the case of the Limited Partner, American Honda Finance Corporation, 700 Van Ness Avenue, Torrance, California 90501,
Attention: President; or (iii) such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto.

       Section 2.07. AUTHORIZATION TO ENTER INTO CERTAIN AGREEMENTS. Each of the Partnership and the General Partner, on behalf of the Partnership, may, and is hereby authorized to, enter into and perform any and all obligations of the Partnership under each of the documents relating to the Trust or the Securitization Trust, and any other documents or agreements contemplated thereby or specifically described therein, and any and all documents and agreements deemed necessary or desirable by the General Partner, including, without limitation, any such documents and agreements with respect to financings secured by or representing a sale of Trust Interests (including any UTI or SUBI), all without any further act, vote or approval of any Partner, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation. Such authorization shall not be deemed a restriction on the powers of the General Partner to enter into other agreements on behalf of the Partnership.

                                   ARTICLE THREE

            CAPITAL ACCOUNTS; LIMITATION OF LIMITED PARTNERS' LIABILITY

       Section 3.01. INITIAL CAPITAL CONTRIBUTIONS. Each of the General Partner and the Limited Partner has contributed cash and/or marketable securities as its initial Capital Contribution.

       Section 3.02.  ADDITIONAL CAPITAL CONTRIBUTIONS.

          (a) Except as provided in Section 10.02 with respect to any General Partner, no Partner shall be required to make additional Capital Contributions to the Partnership.

          (b) Notwithstanding any provision herein to the contrary, in the event any additional Capital Contributions are made by one or both Partners, the Partnership Interest of each Partner for purposes of all subsequent Cash Flow distributions shall be recalculated to reflect any such additional Capital Contributions until such additional Capital Contributions have been recovered by the contributors thereof through distributions pursuant to this Agreement.

          (c) Each Partner's Capital Account shall be increased by an amount equal to the additional Capital Contributions by such Partner pursuant to Section 3.02(b) and shall be reduced by all distributions to that Partner pursuant to this Agreement.

       Section 3.03. WITHDRAWAL OF CAPITAL. Except as otherwise provided in this Agreement, no Partner shall be entitled to demand or receive a return of any portion of its Capital Contributions from the Partnership without the consent of the General Partner.

       Section 3.04. PARTNERSHIP INTERESTS AND CAPITAL ACCOUNTS. For all purposes of this Agreement, the "Capital Account" of a Partner as of any date shall mean the value of the Capital Contribution of such Partner as set forth on Exhibit A, as the same may be amended from time to time, properly adjusted to reflect the allocations and distributions provided for in Article Seven and any additional Capital Contributions of such Partner.

       Section 3.05.  LIMITATION OF LIMITED PARTNERS' LIABILITY.

       (a) No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or to any creditor of the Partnership, for the debts of the Partnership or any of its losses beyond the amount contributed by such Limited Partner to the capital of the Partnership; provided, however, that a Limited Partner shall be obligated to return distributions wrongfully distributed to it as required by the Act or other applicable law.

       (b) No Limited Partner, in its capacity as a limited partner of the Partnership, shall control the Partnership's business or be deemed to be participating in the control of the business of the Partnership within the meaning of the Act by doing one or more of the following:

               (i) being a contractor for or an agent or employee of the Partnership or the General Partner or being an officer, director or shareholder of the General Partner;

               (ii) consulting with and advising the General Partner with respect to the business of the Partnership;

               (iii) acting as surety for the Partnership or guaranteeing or assuming one or more obligations of the Partnership, acting as an endorser of the Partnership's obligations or providing collateral for any borrowings of the Partnership;

               (iv) taking any action required or permitted by law to bring or pursue a derivative action in the right of the Partnership;

               (v)    requesting or attending a meeting of Partners;

               (vi) proposing, approving or disapproving, by voting or otherwise, one or more of the following matters:

                      (A) the dissolution and winding up of the Partnership or continuation of the business of the Partnership upon the occurrence of any event that would otherwise require the winding up and termination of its affairs;

                      (B) the sale, exchange, lease, mortgage, pledge or other transfer of all or all or substantially all of the assets of the Partnership;

                      (C) the incurrence of indebtedness by the Partnership other than in the ordinary course of its business;

                      (D) a change in the nature of the Partnership business;

                      (E)     the admission or removal of a General Partner;

                      (F)     the admission or removal of a Limited Partner;

                      (G) a transaction involving an actual or potential conflict of interest between the Partnership and a General Partner or a Limited Partner;

                      (H) an amendment to this Agreement or the Partnership Certificate;

                      (I) matters related to the business of the Partnership not otherwise enumerated in this subsection, but which this Agreement, or any other agreement, states in writing may be subject to the approval or disapproval of Limited Partners; or

                      (J) any other matter required by law or regulation, or deemed advisable by the General Partner, to be submitted to a vote of Limited Partners;

               (vii)  winding up the Partnership; or

               (viii) taking any of the actions described in Section 17-303(b) of the Act or in this Agreement, or exercising any right or power permitted a limited partner under the Act, which action or exercise is not specifically enumerated in this Section.

                                    ARTICLE FOUR

                          ADMISSION OF ADDITIONAL PARTNERS

       Section 4.01. AUTHORITY OF GENERAL PARTNER TO ADMIT ADDITIONAL PARTNERS. The Partners agree that the General Partner may admit Additional Limited Partners to the Partnership, subject to and in accordance with the provisions of Section 4.02, Section 5.03 and Article Nine. Additional General Partners may be admitted to the Partnership, subject to and in accordance with the provisions of Section 4.02, Section 5.03 and Article Nine, but only if and to the extent that the General Partner would be permitted to transfer its Partnership Interest under Section 4.02, Section 5.03 and Article Nine.

       Section 4.02. PARTNERSHIP INTERESTS ON ADMISSION OF ADDITIONAL PARTNERS. The Partnership Interest of each Additional General Partner or Additional Limited Partner shall be the percentage that the cash amount or initial Gross Asset Value of capital contributed to the Partnership by such Additional General Partner or Additional Limited Partner bears to the total capital of the Partnership immediately following such contribution. Upon admission of such Additional General Partner or Additional Limited Partner to the Partnership, the Partnership Interests of the existing Partners shall be reduced PRO RATA by the amount of such Additional Limited Partner's Partnership Interest; provided, however, that no Additional General Partner or Additional Limited Partner may be admitted if such addition would reduce the Partnership Interest of (i) AHFC, in its capacity as a Limited Partner, below 20% or
(ii) Honda Titling C LLC, in its capacity as a General Partner, below 1%.

                                    ARTICLE FIVE

                           MANAGEMENT OF THE PARTNERSHIP

       Section 5.01.  AUTHORITY OF GENERAL PARTNER.

       (a) The General Partner shall have sole and exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. No Limited Partner shall participate in the management or control of the Partnership's business, nor shall it have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner, except as otherwise specifically provided herein. It is understood and agreed that the General Partner shall have all of the rights and powers of a general partner provided under the Act and by this Agreement, and as otherwise provided by law, and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

       (b) Notwithstanding the foregoing, without the affirmative vote of 100% of the constituent members of the General Partner, the General Partner will not take, or acquiesce in, and only the General Partner (and not any Limited Partner) shall have any right to take, any action to cause the Partnership to (i) merge or consolidate with or into any Person, (ii) act other than the Partnership's own name and through the General Partner, (iii) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (iv) consent to the institution of bankruptcy or insolvency proceedings against it, (v) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, (vi) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or all or a substantial part of its property, (vii) make any assignment for the benefit of its creditors, (viii) admit in writing its inability to pay its debts generally as they become due, (ix) institute or join in any institution of any bankruptcy, insolvency, liquidation, arrangement or reorganization proceeding or other proceedings under any federal or state law, against any entity in which the Partnership holds an ownership interest, or (x) take any corporate action or partnership action in furtherance of the actions enumerated in clauses (i) through (ix) above; provided, however, that the General Partner shall in no event consent to the institution of bankruptcy or insolvency proceedings against the Partnership so long as the Partnership is solvent. In the event of the insolvency of the Partnership and with regard to any action contemplated by the preceding sentence, the General Partner will not owe a fiduciary duty to any Limited Partner (except as may be specifically required by applicable law), but the General Partner's fiduciary duty with regard to such action shall be owed, to the fullest extent permitted by applicable law, instead to the creditors of the Partnership.

       (c) The General Partner shall not, and shall not allow the Partnership otherwise to (i) commingle any funds or other assets of the Partnership with the funds or assets of any other Person (ii) perform the obligations of another Person, (iii) guarantee the obligations of another Person, (iv) pledge the assets of another Person, or (v) enter into transactions with any Person except as specifically authorized and contemplated in this Agreement, the Trust Agreement and the agreements related to a Securitization. The Partnership shall (A) conduct business in its own name and hold itself out as a separate entity, (B) maintain a separate office location or, if the Partnership shares office space with others, pay its fair allocable share of overhead costs and (C) observe all organizational formalities. The bank accounts, financial and accounting books, records and financial statements of the Partnership shall be maintained separate from those of every other Person. All obligations and indebtedness of any kind incurred by the Partnership shall be paid from the assets of the Partnership and the Partnership's assets shall not be used to pay any obligation or indebtedness of any other Person, other than certain expenses, obligations or indebtedness of the Trust, Securitization Trust and trustee of any of the foregoing with respect to transactions of or with respect to such Trust or Securitization Trust.

       (d) The General Partner is hereby authorized to delegate to one or more other Persons any of its rights and powers to manage and control the business and affairs of the Partnership, including to delegate to agents and employees of the General Partner or the Partnership, and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. Such delegation by the General Partner shall not cause the General Partner to cease to be a general partner of the Partnership.

       Section 5.02. SPECIFIC POWERS OF GENERAL PARTNER. Subject to Section 5.03, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper, desirable, convenient or incidental to carry out the duties and responsibilities of the Partnership under this Agreement.

       Section 5.03. POWERS REQUIRING CONCURRENCE OF LIMITED PARTNERS. Without the written consent of, or ratification by a specific act of, Partners holding in the aggregate at least 66-2/3% of the Partnership Interests, the General Partner shall have no authority to, and affirmatively represents and undertakes that it will not, admit a Person as a Partner under this Agreement, which in any event shall always be done in accordance with Article Nine.

       Section 5.04. DUTIES OF GENERAL PARTNER. The General Partner shall devote such time to the business of the Partnership as it shall deem necessary to manage and supervise the business and affairs of the Partnership in an efficient manner. Subject to the foregoing, the General Partner shall manage the administration of the Partnership, which administration shall include, but not be limited to, (a) maintaining customary books and records; (b) preparing or causing the preparation of the financial statements provided for in this Agreement; (c) preparing and filing or causing the preparation and filing of Partnership tax returns; (d) preparing communications from the Partnership to Limited Partners; (e) filing documents required to be filed by the Partnership;
(f) causing the Partnership to make or revoke the appropriate tax elections under the Code; (g) functioning as tax matters partner for federal, state and local tax purposes; and (h) acting on behalf of the Partnership with respect to
(i) the Trust or the Securitization Trust, (ii) any lenders and (iii) any other Person dealing with the Partnership or any Partnership Property.

       Section 5.05.  COMPENSATION OF GENERAL PARTNER AND EXPENSES.  The
General Partner shall receive no compensation for services to the Partnership as General Partner; provided, however, that the General Partner shall be entitled to charge to the Partnership any filing fees incurred in complying with any requirement imposed on the Partnership by law, reasonable accountants' and attorneys' fees and all other reasonable expenses arising out of the administration of the Partnership including, but not limited to, those incurred in any administrative or judicial proceeding in which the Partnership may become involved, all of which shall be proper expenses of the Partnership.

       Section 5.06. SCOPE OF RESPONSIBILITY. None of the General Partner or any of its Affiliates, or, any director, officer, shareholder, agent or employee thereof shall be liable, responsible or accountable for damages or otherwise to the Partnership or any Limited Partner for any action taken or omitted on behalf of the Partnership within the scope of the authority conferred upon such Person by this Agreement or by law, unless such action was taken or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence.

       Section 5.07. CONTRACTS WITH AFFILIATES. The Partnership may enter into one or more agreements with the General Partner or any Affiliate of the General Partner to render services to the Partnership. Any service rendered to the Partnership by the General Partner or any Affiliate thereof shall be on terms that are fair and reasonable to the Partnership and are, in the aggregate, no less favorable than those that could be obtained from unaffiliated third parties for comparable quality.

       Section 5.08. INDEMNIFICATION. The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, its Affiliates and their respective directors, officers, shareholders, agents and employees acting within the scope of their authority (the "Indemnified Parties") from and against all loss, expense, damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of any of such Person's activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgments, awards, fines, penalties, settlements, reasonable attorneys' fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and including any payments made by one or more Indemnified Parties, unless the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by one or more of such Indemnified Parties. Any such indemnification shall only be made from the assets of the Partnership. Reasonable expenses incurred by any Indemnified Party in connection with such an action, proceeding or claim shall be paid or reimbursed by the Partnership in advance of the final disposition of the action, proceeding or claim, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this Section.

       Section 5.09. LIMITED PARTNERS' RIGHTS. Except as otherwise set forth in this Agreement, all Limited Partners shall have all rights and authority accorded to them under the Act.

       Section 5.10. PARTNERSHIP PROPERTY. All Partnership Property shall be owned by the Partnership as an entity, and no Partner shall have any ownership interest in any Partnership Property in its individual name or right. The Partnership shall hold all of the Partnership Property in the name of the Partnership and not in the name of any Partner. Each Partner's interest in the Partnership shall be personal property for all purposes.

       Section 5.11. DUTIES OF THE GENERAL PARTNER AND CERTAIN OTHER PERSONS. To the extent that an Indemnified Party shall have fiduciary duties and liabilities, arising at law or in equity, relating to the Partnership or the Partners, such Indemnified Party shall not be liable to the Partnership or to any Partner for any action taken or omitted in good faith reliance on the provisions of this Agreement. The Partners hereby agree that the provisions of this Agreement, to the extent that they restrict the fiduciary duties and related liabilities of an Indemnified Party otherwise existing at law or in equity, replace such other duties and liabilities of such Indemnified Party.

                                    ARTICLE SIX

                             STATEMENTS AND FISCAL YEAR

       Section 6.01. STATEMENTS. The General Partner shall send or cause to be sent to each Limited Partner such statements as may be necessary for the preparation of such Limited Partner's income tax returns.

       Section 6.02. FISCAL YEAR. The fiscal year of the Partnership shall be the fiscal year of the initial Limited Partner, which shall end on the last day of March each year.

                                   ARTICLE SEVEN

                      FINANCIAL ALLOCATIONS AND DISTRIBUTIONS

       Section 7.01. TAX ELECTIONS. The General Partner shall elect to treat the Partnership as a single member entity treated as an agent of the Limited Partner and not as a separate corporation or partnership for federal and applicable state tax purposes. The General Partner may also elect to make an election for state tax purposes comparable to the federal tax election under
Section 761(a) of the Code for an exemption from the provisions of Subchapter K of the Code for the Partnership.

       Section 7.02. MAINTENANCE OF PARTNERS' CAPITAL ACCOUNTS. A separate Capital Account shall be established and maintained for each Partner throughout the full term of the Partnership as follows:

               (a) to each Partner's Capital Account there shall be credited such Partner's initial Capital Contribution, as set forth and agreed to on Exhibit A hereto, such additional Capital Contributions as such Partner may make from time to time pursuant to Section 3.02(b), such Partners' distributive share of Net Income, and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 7.03 or 7.04 and the amount of any Partnership liabilities that are assumed by such Partner or secured by any Partnership Property distributed to such Partner;

               (b) from each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses, any items in the nature of deductions or losses that are specially allocated to such Partner pursuant to Section 7.03 or 7.04 and the amount of any liabilities of such Partner assumed by the Partnership or secured by any property contributed by such Partner to the Partnership;

               (c) in the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account, if any, of the transferor to the extent relevant to the transferred interest; and

               (d) in determining the amount of any liability for purposes of clauses (a) and (b) of this Section, Code Section 752 and any other applicable provisions of the Code and Regulations shall be taken into account.

       The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such general intent. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Partner pursuant to
Section 10.02 upon the dissolution of the Partnership. The General Partner shall make all (i) adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes in accordance with the Regulations, and (ii) appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

       Section 7.03.  NET INCOME AND NET LOSS; CASH FLOW.

       (a)     NET INCOME AND NET LOSS.  Except as provided in Sections 7.04,
7.05 and 7.06, the determination of each Partner's distributive share of any Partnership Net Income and Net Loss with respect to any Partnership fiscal year shall be made in accordance with and in proportion to such Partner's Partnership Interest during the particular year, after taking into account any variations in the Partner's Partnership Interest during that year.

       (b) CASH FLOW. The distributive share of Cash Flow of any Partner for any Partnership fiscal year shall be determined in accordance with and in proportion to such Partner's Partnership Interest during such year.

       Section 7.04.  SPECIAL TAX ALLOCATIONS.

          (a) GENERALLY. Special tax allocations shall be made to the extent necessary to satisfy the requirements set forth in Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 of the Regulations for a qualified income offset and partner minimum gain chargeback (the "Regulatory Allocations").

          (b) SECTION 754 ADJUSTMENT. To the extent that an adjustment to the adjusted tax basis of any Partnership asset is required under Code
Section 734(b) or 743(b) in connection with a distribution to a Partner in complete liquidation of such Partner's interest in the Partnership and the resultant redetermination pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Capital Accounts,
the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be allocated pro rata to the remaining Partners in accordance with their respective Partnership Interests in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to which such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

       Section 7.05. CURATIVE ALLOCATIONS. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either by other Regulatory Allocations or by special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section.
Therefore, notwithstanding any other provision of this Article Seven, the General Partner shall make special offsetting allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations had not been made and all Partnership items were allocated pursuant to Section 7.03.
In exercising discretion under this Section, the General Partner shall take into account certain future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made under
Section 7.04(a).

       Section 7.06. OTHER ALLOCATION RULES. For purposes of determining items of Partnership income, gain, loss or deduction or any other items allocable to any fiscal year or other period, including upon the transfer of a Partner's interest in the Partnership, such items shall be determined on a daily, monthly or other basis, as determined by the General Partner, using any method permissible under Code Section 706 and the Regulations thereunder. To the extent permitted by the Regulations, the General Partner shall endeavor not to treat distributions of Cash Flow as having been made from the proceeds of a nonrecourse liability within the meaning of Section 1.752-2 of the Regulations.

       Section 7.07.  ALLOCATION OF BUILT-IN GAINS.

       (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Partnership Property contributed by the Partners to the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any Built-in Gains or variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

       (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of the definition of the term Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, take into account any Built-in Gains or variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the manner set forth under Code
Section 704(c) and relevant Sections of the Regulations.

       (c) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations of Built-in Gain pursuant to this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, Net Income, Net Losses, credits or debits to any Partner's Capital Account or the allocation of items of income, gain, loss or deduction or distributions pursuant to this Agreement.

       Section 7.08. DISTRIBUTION OF CASH FLOW AND OTHER AMOUNTS. As determined by the General Partner employing its reasonable business judgment, to the extent Partnership Cash Flow is available for distribution at the close of any fiscal one-month period, such distribution shall be made as soon as reasonably possible following such period, in the manner provided in Section 7.03, as if such fiscal one-month period were a fiscal year. No such distribution will be made if it would create a negative Capital Account balance for a Limited Partner. The General Partner may also refuse to make a distribution at the end of any fiscal one-month period if such distribution would impair Reserves set up by the General Partner pursuant to Section 10.04.

       Section 7.09. RESTRICTED DISTRIBUTIONS. The Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner if such distribution would violate Section 17-607 of the Act or other applicable law. Notwithstanding Section 17-606 of the Act, no Limited Partner shall, by virtue of becoming entitled to receive a distribution, have the status of, or be entitled to the remedies available to, a creditor of the Partnership with respect to such distribution.

                                   ARTICLE EIGHT

                 NO WITHDRAWAL OF PARTNER; DEATH, LEGAL INCAPACITY,
                    DISSOLUTION OR BANKRUPTCY OF LIMITED PARTNER

       Section 8.01. NO WITHDRAWAL. Except as provided in Article Nine, no Partner shall have the right to withdraw from the Partnership.

       Section 8.02. DEATH, LEGAL INCAPACITY, DISSOLUTION AND BANKRUPTCY. The death, legal incapacity, dissolution or bankruptcy of a Limited Partner shall not, in and of itself, cause the dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds and to assign its interest in the Partnership pursuant to Article Nine shall, on the occurrence of any such event, devolve upon its personal or legal representative or upon the Person or Persons entitled to receive its property under the laws of its domicile, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership; in no event, however, shall such personal or legal representative or Person or Persons entitled to receive the interest of such Limited Partner become a substitute Limited Partner, except in accordance with Article Nine.

                                    ARTICLE NINE

                        NO TRANSFER OF PARTNERSHIP INTERESTS

       Section 9.01.  NO TRANSFER OF PARTNERSHIP INTERESTS.  Neither the
General Partner nor the Limited Partner shall sell, transfer, assign, convey or otherwise dispose of ("Transfer"), or encumber or hypothecate ("Pledge"), all or any part of its Partnership Interest to any Person. Any purported Transfer or Pledge, shall be deemed null and void and shall not be recognized by the Partnership or the other Partners.

       Section 9.02. DEALING WITH GENERAL PARTNER. In addition to any other provision contained in this Article Nine, the Partnership, each Partner and any other Person having business with the Partnership need deal only with General Partners named in the Partnership Certificate and shall not be required to deal with any other Person by reason of the death, legal incapacity, dissolution or bankruptcy of a Partner, except as otherwise provided in this Agreement or required by law.

       Section 9.03. COMPLIANCE WITH FEDERAL AND STATE LAW. Each Partner represents and warrants that it is purchasing its Partnership Interest as an investment and not for distribution within the meaning of any applicable United States federal and state securities laws and regulations. Any Partner who commits any act or fails to take any act that results in a breach of such representation and warranty shall, and hereby agrees to, indemnify and hold harmless all other Partners and the Partnership from all claims, demands, suits, losses, judgments, liabilities and damages, including reasonable attorneys' fees and disbursements, arising out of or in any way connected with such act or omission.

                                    ARTICLE TEN

                                TERM AND DISSOLUTION

       Section 10.01. TERM AND DISSOLUTION OF PARTNERSHIP. The Partnership shall be dissolved and its affairs wound up upon the earliest to occur of:

               (a)    March 31, 2097;

               (b) the withdrawal or Bankruptcy of the General Partner, the termination of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act, unless within 90 days after the occurrence of such event, a majority in interest of the remaining Partners (or such greater percentage in interest as is required by the Act) agrees in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners of the Partnership; or

               (c)    the entry of a decree of judicial dissolution pursuant to
       Section 17-802 of the Act.

       Section 10.02. DISTRIBUTION AFTER DISSOLUTION. Upon dissolution, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of creditors and Partners. In so doing, a full accounting of the assets and liabilities of the Partnership shall be taken and the Partnership assets shall be distributed as promptly as possible as hereinafter provided:

               (a) to the payment (or the making of reasonable provision for the payment) of such debts and liabilities of the Partnership (or Reserves therefor), including any necessary expenses of liquidation, except any debts, liabilities and loans that may be due to the Partners, in the order of priority provided by law;

               (b) to the payment (or the making of reasonable provision for the payment) of any debts and liabilities that may be due to the Partners and to the payment (or the making of reasonable provision for the payment) of the unpaid principal balance of and the interest accrued on loans, if any, made by the Partners to the Partnership; and

               (c) each Partner's Capital Account shall be adjusted as provided in Section 7.02 as if the Partnership Property had been sold for its fair market value and the resulting gain or loss had been allocated to the respective Partners, and the assets of the Partnership shall be distributed thereafter to the Partners in proportion to their respective non-negative Capital Accounts.

All of the assets of the Partnership may be distributed in kind upon dissolution of the Partnership. Any General Partner with a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all fiscal years, including the fiscal year during which such liquidation occurs) shall be required to repay such deficit promptly to the Partnership. If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

       Section 10.03. DISSOLUTION IF NO GENERAL PARTNER REMAINING. In the event of the dissolution of the Partnership pursuant to Section 10.01(b) because no General Partner remains, a liquidating trustee selected by a majority in interest of the Limited Partners shall wind up the affairs of the Partnership. Any such liquidating trustee shall have the full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership Property based on the activity and condition of the relevant market and general financial and economic conditions. The Limited Partners shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution.

       Section 10.04. RESERVES. The General Partner or the liquidating trustee, as the case may be, shall have the right to set up (either in connection with the ongoing operations of the Partnership or in the course of its liquidation) reasonable cash reserves for contingent, conditional or unmatured liabilities or obligations of the Partnership, capital improvements or for any other purpose necessary to accomplish the purposes of the Partnership ("Reserves"), and such Reserves shall be deducted from amounts available for distribution pursuant to this Agreement.

       Section 10.05. STATEMENT. Within a reasonable time following the completion of the liquidation or distribution of the Partnership Property, the General Partner or liquidating trustee shall supply to each of the Partners a statement that shall set forth the assets and the liabilities of the Partnership and each Partner's Capital Account as of the date of complete liquidation.

       Section 10.06. DISTRIBUTION LIMITED TO PARTNERSHIP ASSETS. No Partner shall have any right to demand a distribution in a form other than that decided upon by the General Partner or the liquidating trustee, as the case may be, upon dissolution and termination of the Partnership or to demand the return of its Capital Contributions prior to dissolution and termination of the Partnership.

       Section 10.07. TERMINATION. Upon completion of the distribution of all Partnership assets and winding up of the Partnership's affairs, the Partnership shall terminate and the General Partner or liquidating trustee shall have the authority to execute and record a certificate of cancellation of the Partnership Certificate or equivalent document as well as any and all other documents that may be required by law to effect and evidence the dissolution and termination of the Partnership.

                                   ARTICLE ELEVEN

                                   MISCELLANEOUS

       Section 11.01.  POWER OF ATTORNEY.

       (a) Each Limited Partner, by its execution hereof, hereby irrevocably constitutes and appoints the General Partner its true and lawful attorney-in-fact to make, execute, sign, acknowledge, record and file, in its name, place and stead and with full power of substitution, on behalf of it and on behalf of the Partnership, the following:

               (i) one or more Partnership Certificates, certificates of doing business under an assumed or fictitious name and any other certificates or instruments that the Partnership or the Partners may be required to file under the laws of the State of Delaware or any other jurisdiction whose laws may be applicable;

               (ii) one or more certificates of cancellation of the Partnership Certificate or equivalent document and such other instruments or documents as may be deemed necessary or desirable by the General Partner upon the termination of the Partnership business;

               (iii) any and all amendments or restatements of the instruments described in subsections (a)(i) and (ii), provided such amendments or restatements are either required by law or are consistent with this Agreement or have been authorized by the affected Partners;

               (iv) any and all amendments to or restatements of this Agreement that have been duly adopted by the Partners pursuant to the terms hereof; and

               (v) any and all other instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

       (b) The grant of authority contained in subsection (a) is a special Power of Attorney coupled with an interest, is irrevocable and shall survive the dissolution or bankruptcy of the Limited Partner granting the power by attorney, may be exercised by the General Partner on behalf of each Limited Partner by a facsimile signature or by the General Partner's executing any instrument with a single signature as attorney-in-fact for all of the Limited Partners, and shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its Partnership Interest.

       (c) Notwithstanding the provisions of subsection (a), the General Partner is not authorized to, and covenants and agrees that it will not, file any Partnership Certificate or amendment to any Partnership Certificate that requires an increased Capital Contribution by a Limited Partner unless such Limited Partner has first authorized the filing of such Partnership Certificate or amendment in writing.

       Section 11.02. GOVERNING LAW AND ARBITRATION. It is the intent of the Partners that this Agreement be governed by, and that all questions with respect to the construction of this Agree-ment and the rights and liabilities of the Partners shall be determined in accordance with, the internal laws of the State of Delaware without regard to any otherwise applicable principles of conflicts of laws. To the fullest extent permitted by law, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the Rules of the American Arbitration Association to the extent permitted by the Delaware Uniform Arbitration Act, 10 DEL. C. Section 5701, ET SEQ., and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

       Section 11.03. SUCCESSORS AND ASSIGNS. Except as herein or by law otherwise provided and subject to Article Nine, this Agreement shall be binding on and inure to the benefit of each of the Partners, their legal representatives, heirs, administrators, executors, successors, and assigns.

       Section 11.04. COUNTERPARTS; INTEGRATION. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one Agreement binding on all Partners, notwithstanding that all the Partners are not signatory to the same counterpart. This Agreement, including Exhibits, constitutes the entire agreement among the Partners pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Partners in connection therewith. No covenant, representation or condition not expressed in this Agreement shall be binding upon the Partners hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

       Section 11.05. NO PARTITION. The Partners agree that the Partnership Property is not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the Partnership Property.

       Section 11.06. CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

       Section 11.07. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Security or the rights of the holders thereof.

       Section 11.08. NOTICES. All notices under this Agreement shall be in writing and shall be given to each Partner to whom addressed at the addresses set forth in Section 2.06 or at such other address as any of the Partners may hereafter specify in writing, and to the Partnership at such address as the General Partner shall specify to the Partners. Notice shall be deemed effective hereunder only when actually received by the party to whom notice is given.

       Section 11.09. AMENDMENT; WAIVER. No change, termination or waiver of any of the provisions hereof shall be binding unless agreed to in writing by Partners holding in the aggregate at least 66-2/3% of the Partnership Interests, and such additional approvals, if any, as are required under each Securitization have been obtained; provided, however, that 100% of the constituent members of the General Partner and 100% of the directors of any Independent Member must consent to any amendment to any of the provisions hereof.

       Section 11.10. FURTHER ASSURANCES. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested by any other party in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

       IN WITNESS WHEREOF, the initial Partners have executed this Agreement as of the date first set forth above.

                                             HONDA TITLING C LLC, as General
                                             Partner

                                             By:  HONDA FUNDING INC.


                                             By:    /s/ Y. KOHAMA
                                                   --------------------------
                                                    Name:  Y. Kohama
                                                    Title: President


                                             AMERICAN HONDA FINANCE CORPORATION,
                                             as Limited Partner

                                             By:    /s/ Y. KOHAMA
                                                   --------------------------
                                                    Name:  Y. Kohama
                                                    Title: President

                                                                    EXHIBIT A

                 GROSS ASSET VALUE OF INITIAL CAPITAL CONTRIBUTIONS

General Partner:    $10

Limited Partner:    $990

                                                                   EXHIBIT B

                           INITIAL PARTNERSHIP INTERESTS

General Partner:    1%

Limited Partner:    99%

                                                                    EXHIBIT C


                         CERTIFICATE OF LIMITED PARTNERSHIP

                                         OF

                                HONDA TITLING C L.P.


     This Certificate of Limited Partnership of Honda Titling C L.P. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101 ET SEQ.).

                                    ARTICLE ONE

     The name of the limited partnership formed hereby is Honda Titling C
L.P.

                                    ARTICLE TWO

     The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE THREE

     The name and business address of the General Partner of the Partnership is:

                                Honda Titling C LLC
                                700 Van Ness Avenue
                                Torrance, CA  90501

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of February 1999.

                              Honda Titling C LLC

                              ---------------------------------
                              Y. Kohama
                              Authorized Signatory

                                                                      EXHIBIT D

                          Agreement of Limited Partnership
                                Honda Titling C L.P.


                 [GENERAL PARTNER/LIMITED PARTNER] UNIT CERTIFICATE
                                         OF
                                HONDA TITLING C L.P.
                          (A DELAWARE LIMITED PARTNERSHIP)

No.__________                                                 ___________ Units

               THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE PARTNERSHIP HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) TO A PERSON
(1) WHOM THE SELLER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, AND WHICH MAY BE IN EITHER CASE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXCEPTION [[INCLUDE CLAUSE (2) ONLY FOR LIMITED PARTNER CERTIFICATE] AND (2) WHICH CONSTITUTES A "QUALIFIED PURCHASER" AS DEFINED IN THE INVESTMENT COMPANY ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

       This certifies that ____________________ is the registered owner of ____ Units ("Units") of Honda Titling C L.P., a Delaware limited partnership (the "Partnership"). The Units evidenced by this Certificate are [Limited/General] Partner Units. The rights, preferences, and limitations of the Partners are set forth in the Agreement of Limited Partnership of the Partnership, as amended from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement and the Certificate of Limited Partnership are on file at the General Partner's principal office at 700 Van Ness Avenue, Torrance, California, 90501, Attn:__________. Capitalized terms not defined herein have the meanings given to them in the Partnership Agreement.

                                             HONDA TITLING C LLC

                                             General Partner of
                                             Honda Titling C L.P., a
                                             Delaware limited partnership

Dated:                                       By:
      ---------------                           ----------------------------
                                             Title:
                                                   -------------------------

BY ACCEPTANCE OF THIS CERTIFICATE FOR [GENERAL PARTNER/LIMITED PARTNER] UNITS, AND AS A CONDITION TO BEING ENTITLED TO ANY RIGHTS IN OR BENEFITS WITH RESPECT TO THE UNITS EVIDENCED HEREBY, A HOLDER IS DEEMED TO HAVE AGREED, WHETHER OR NOT SUCH HOLDER IS ADMITTED TO THE PARTNERSHIP AS A SUBSTITUTED [GENERAL/LIMITED] PARTNER WITH RESPECT TO THE INTEREST EVIDENCED HEREBY, TO COMPLY WITH AND BE BOUND BY ALL TERMS AND CONDITIONS OF THE LIMITED PARTNERSHIP AGREEMENT, A COPY OF WHICH HAS BEEN AVAILABLE FOR INSPECTION AND MAY BE OBTAINED UPON REQUEST (FREE OF CHARGE) FROM THE PARTNERSHIP.